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                                                                      EXHIBIT 21

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                                                                                                Jurisdiction of
    Name of Subsidiary                                                                           Incorporation
    ------------------                                                                          ---------------
    ADP Atlantic, Inc.                                                                         Delaware
    ADP Broker-Dealer, Inc.                                                                    New Jersey
    ADP Central, Inc.                                                                          Delaware
    ADP Claims Solutions Group, Inc.                                                           Delaware
    ADP Credit Corp.                                                                           Delaware
    ADP Dealer Services Ltd.                                                                   Canada (Federal)
    ADP Deutschland Autonom Computer AG                                                        Germany
    ADP do Brasil Representacoes Ltda.                                                         Brazil
    ADP East, Inc.                                                                             Delaware
    ADP Europe S.A.                                                                            France
    ADP Financial Information Services, Inc.                                                   Delaware
    ADP Hollander, Inc.                                                                        Delaware
    ADP, Inc.                                                                                  Delaware
    ADP Insurance Company, Ltd.                                                                Delaware
    ADP Nederland B.V.                                                                         The Netherlands
    ADP Network Services International, Inc.                                                   Delaware
    ADP of New Jersey, Inc.                                                                    Delaware
    ADP of North America, Inc.                                                                 Delaware
    ADP of Roseland, Inc.                                                                      Delaware
    ADP Pacific, Inc.                                                                          Delaware
    ADP Savings Association                                                                    Pennsylvania
    ADP Systems Empresa de Computacao Ltda                                                     Brazil
    ADP Tax Services, Inc.                                                                     Delaware
    Audatex Holding AG                                                                         Switzerland
    Automatic Data Processing Limited                                                          United Kingdom
    Canadian Automatic Data Processing Services Ltd.                                           Canada (Federal)
    Peachtree Software, Inc.                                                                   Delaware
    Securities Industry Software Corporation                                                   Colorado
    Taylorix AG                                                                                Germany
    The Application Group, Inc.                                                                California
    Wilco International Limited                                                                United Kingdom

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    In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 1998.